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                                                                   EXHIBIT 11.1

                  DONNELLEY ENTERPRISE SOLUTIONS INCORPORATED

                      COMPUTATION OF NET INCOME PER SHARE
                 (IN THOUSANDS, EXCEPT FOR PER SHARE AMOUNTS)

                                                                   YEARS ENDED
                                                                  DECEMBER 31,
                                                                  -------------
                                                                   1995   1996
                                                                  ------ ------
PRO FORMA BASIC EARNINGS PER SHARE:
Net Income....................................................... $  303 $  625
  Pro forma Common Shares outstanding(1).........................  5,005  5,005
                                                                  ====== ======
  Pro forma Earnings per share .................................. $ 0.06 $ 0.12
                                                                  ====== ======
PRO FORMA FULLY DILUTED EARNINGS PER SHARE:
Net Income....................................................... $  303 $  625
  Pro forma Common Shares outstanding(1).........................  5,005  5,005
  Common Share equivalents applicable to stock options...........    --     --
                                                                  ------ ------
  Pro forma Common Share and Common Share equivalents............  5,005  5,005
                                                                  ====== ======
  Pro forma Earnings per share--fully diluted(2)................. $ 0.06 $ 0.12
                                                                  ====== ======

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(1) Pro forma Common Shares outstanding assumes the 5,000,000 common shares outstanding upon the completion of the Offering and the 5,000 restricted common shares issued to a key executive were outstanding for both years.
(2) This calculation is submitted in accordance with Item 601(b) 11 of regulation S-K although it is not required by APB Opinion No. 15 because it results in dilution of less than 3%.